First Kansas Financial Corporation                      Contact: Larry V. Bailey
600 Main Street                                                  President
Osawatomie, Kansas 66064                                         (913) 755-3033

                                                        Date:     March 12, 2004


FOR IMMEDIATE RELEASE
---------------------

             FIRST KANSAS FINANCIAL CORPORATION SHAREHOLDERS APPROVE
                       MERGER WITH LANDMARK BANCORP, INC.


     Osawatomie, Kansas -- First Kansas Financial Corporation (the "Company"), the parent savings and loan holding company of First Kansas Federal Savings Bank, Osawatomie, Kansas, announced that a Special Meeting of Stockholders was held yesterday. At the meeting, stockholders approved the Agreement and Plan of Merger dated November 13, 2003, among Landmark Bancorp, Inc., Landmark Acquisition Corporation and First Kansas Financial Corporation, pursuant to which (i) Landmark Acquisition Corporation, a newly-formed subsidiary of Landmark Bancorp will merge with and into First Kansas, and (ii) upon consummation of the merger, each outstanding share of First Kansas common stock (other that certain shares held by First Kansas or Landmark and shares the holders of which have dissenters' rights of appraisal) will be converted into the right to receive $19.00 in cash (subject to possible reduction in the event of a reduction in the adjusted stockholders' equity of First Kansas below predetermined levels), without interest.

     The Merger is expected to close on or about April 1, 2004. The Company's common stock is traded on the NASDAQ SmallCap Market under the symbol "FKAN".

     This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. First Kansas Financial Corporation does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.